Exhibit 21

LIST OF THE WESTERN UNION COMPANY SUBSIDIARIES

(as of December 31, 2024)

Name of Subsidiary	Jurisdiction of Incorporation
American Rapid Corporation	Delaware, USA
Banco Western Union do Brasil S.A.	Brazil
Custom House ULC	British Columbia, Canada
First Financial Management Corporation	Georgia, USA
Global Collection Services, S.A.	Argentina
Grupo Dinámico Empresarial, S.A. de C.V.	Mexico
International Payment Services DRC Sarl	Democratic Republic of Congo
International Payment Services Holding LLC	Delaware, USA
Maccorp Czech s.r.o	Czech Republic
Maccorp Financial Services S.r.l	Italy
Maccorp Italiana S.p.A	Italy
MT Caribbean Holdings SRL	Barbados
MT Financial Holdings SrL	Barbados
MT International LLC	Delaware, USA
MT International Operations SrL	Barbados
MT Investments 1 Srl	Barbados
Operaciones Internacionales OV, S.A. de C.V.	Mexico
PT Western Union Indonesia	Indonesia
Red Global S.A.	Argentina
Servicio Electrónico de Pago S.A.	Argentina
Servicio Integral de Envios, S.A. de C.V.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Te Enviei Intermediação de Negócios Ltda	Brazil
Transfer Express de Panama S.A.	Panama
Union del Oeste de Costa Rica SRL	Costa Rica
Western Union Benelux MT Ltd.	Ireland
Western Union (Bermuda) Holding Finance Ltd.	Bermuda
Western Union Chile SpA	Chile
Western Union Consulting Services (Beijing), Co., Ltd.	China
Western Union Corretora de Cambio S.A.	Brazil
Western Union do Brasil Participacoes Limitada	Brazil
Western Union do Brasil Serviços e Participações Ltda.	Brazil
Western Union Financial Holdings L.L.C.	New York, USA
Western Union Financial Services Argentina S.R.L.	Argentina
Western Union Financial Services (Australia) PTY Ltd.	Australia
Western Union Financial Services (Canada), Inc./Services Financiers Western Union (Canada) Inc.	Ontario, Canada
Western Union Financial Services Eastern Europe LLC	Delaware, USA
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services International (France) SARL	France
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services (Luxembourg) S.á.r.l.	Luxembourg
Western Union Financial Services, Inc.	Colorado, USA
Western Union GB Limited	United Kingdom

Western Union Global Network Pte. Ltd	Singapore
Western Union (Hellas) International Holdings Single Member S.A.	Greece
Western Union Holdings, Inc.	Georgia, USA
Western Union International Bank GmbH	Austria
Western Union International Holdings LLC	Delaware, USA
Western Union International Limited	Ireland
Western Union International Services, LLC	Delaware, USA
Western Union International Operations FZ LLC	United Arab Emirates
Western Union Ireland Holdings Limited	Ireland
Western Union Japan K.K.	Japan
Western Union, LLC	Colorado, USA
Western Union Luxembourg Holdings 3 S.á.r.l.	Luxembourg
Western Union Malta ltd	Malta
Western Union Morocco SARL	Morocco
Western Union MT East, Ltd.	Russian Federation
Western Union Network Belgium	Belgium
Western Union Network (Canada) Company	Nova Scotia, Canada
Western Union Network (France) SAS	France
Western Union Network (Ireland) Limited	Ireland
Western Union Northern Europe GmbH	Germany
Western Union Online Limited	Ireland
Western Union Overseas Limited	Ireland
Western Union Payment Services (India) Private Limited	India
Western Union Payment Services Ireland Limited	Ireland
Western Union Payment Services GB Limited	United Kingdom
Western Union Payment Services Network (Canada) ULC	British Columbia, Canada
Western Union Payment Services Network EU/EEA Limited	Ireland
Western Union Payments (Malaysia) SDN. BHD.	Malaysia
Western Union Peru S.A	Peru
Western Union Processing Lithuania, UAB	Lithuania
Western Union Processing Limited	Ireland
Western Union Processing Services, Inc.	Philippines
Western Union Regional Panama S.A.	Panama
Western Union Retail Services Belgium	Belgium
Western Union Retail Services GB Limited	United Kingdom
Western Union Retail Services Italy S.r.l.	Italy
Western Union Retail Services Norway AS	Norway
Western Union Retail Services Spain S.A.	Spain
Western Union Retail Services Sweden AB	Sweden
Western Union Services India Private Limited	India
Western Union Services (Philippines) Inc.	Philippines
Western Union Services Singapore Private Limited	Singapore
Western Union Services S.L.	Spain
Western Union Services (Spain) S.L.	Spain
Western Union Singapore Limited	Bermuda
Western Union South Africa (PTY) Limited	South Africa
Western Union Support Services (Nigeria) Limited	Nigeria
Western Union Support Services Côte d’lvoire	Ivory Coast
Western Union (Switzerland), LLC	Delaware, USA
Western Union Turkey Odeme Hizmetleri Anonim Sirketi	Turkey
WU BP Peru S.R.L.	Peru

WU Technology Engineering Services Private Limited	India
WuPay México, S. de R.L. de C.V.	Mexico
Western Union Business Solutions (UK) Limited	United Kingdom